Exhibit 4.1

RPM INTERACTIVE, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA AUTHORIZED COMMON SHARES: 180,000,000

NUMBER
CERT ##

SHARES
SHARE ##

COMMON STOCK

SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS IF ANY

COMMON STOCK

CUSIP 74985W103

RESTRICTED STOCK
(SEE REVERSE SIDE FOR DETAILS)

THIS CERTIFIES THAT

SAMPLE CERTIFICATE ONLY

IS THE REGISTERED OWNER OF

SHARES OR STOCK

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.0001, OF **RPM INTERACTIVE INC.** TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSER AGENT AND REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: JUNE XX, 2025
SIGNED AND AUTHORIZED

MICHAEL MATHEWS, CHAIRMAN

W. DAVID LINSLEY, CFO

NO SEAL

COUNTERSIGNED & REGISTERED:
WEST COAST STOCK TRANSFER, INC.

BY: West Coast Stock Transfer
AUTHORIZED SIGNATURE

267XX AC:XXXX sc0xxxx

74985W103